EXHIBIT 11

                    WRITTEN CONSENT OF PRICE WATERHOUSE LLP

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                                        CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 22 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 12, 1997, relating to the financial statements and financial highlights of the Money Market Series, Growth Series, Multi-Sector Fixed Income Series, Total Return (currently Strategic Allocation) Series, International Series, Balanced Series, Real Estate Series, Strategic Theme Series and Aberdeen New Asia Series of the Phoenix Edge Series Fund, which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in such Statement of Additional Information and to the references to us under the headings "Financial Highlights" and "Other Information" in such Prospectus.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
Boston, Massachusetts
July 14, 1997